MASTER LEASE AGREEMENT
                            ----------------------

No:   0013E

Date:   NOVEMBER 16, 1994

THIS MASTER LEASE AGREEMENT which, together with all Lease Schedules, Acceptance Certificates, riders, exhibits, amendments and other documents now or hereafter attached hereto and made a part hereof (the "Lease") is entered into as of NOVEMBER 16, 1994 by and between Aberlyn Capital Management Limited Partnership, a Delaware limited partnership, with an office at 1000 Winter Street, Waltham, MA 02154, (hereinafter called "Lessor"), and RHOMED INCORPORATED, a corporation organized under the laws of the State of NEW MEXICO with its executive office at 4261 BALLOON PARK ROAD, N.E., ALBUQUERQUE, NM 87109-5802 (hereinafter with its successors and assigns called "Lessee").

          I. LEASING: Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the equipment and other personal property described in any Lease Schedule or Lease Schedules which may be executed from time to time by the parties hereto and identified as a schedule of this Lease (individually a "Schedule" and collectively the "Schedules") (which property, together with any replacement parts, replacements, substitutions, additions, repairs and accessories incorporated therein and/or affixed thereto, is hereafter referred to individually as an "Item of Equipment" and collectively as the "Equipment") upon the terms and conditions set forth in this Lease supplemented by the terms and conditions set forth in the applicable Schedules. All Schedules shall be incorporated by reference herein and this Lease and all Schedules which may be executed pursuant hereto shall constitute a single lease of equipment.

         II. LEASE TERM: The Lease term for any Item of Equipment shall commence the date on which such Item of Equipment is accepted by Lessee as evidenced by an Acceptance Certificate. Unless sooner terminated pursuant to the terms hereof, the Lease term for any Item of Equipment for which an Acceptance Certificate has been executed pursuant to Section V below shall terminate on the date set forth in the applicable Schedule. Lessor may terminate this Lease with respect to any Item of Equipment for which an Acceptance Certificate has not been executed on or at any time subsequent to the date on which Lessor's commitment to Lessee expires, as provided in a written notice to Lessee if, prior to the execution of such Acceptance Certificate, any event or condition exists which, with notice or the passage of time or both, would constitute a default hereunder or under any agreement between the parties. In the event Lessor elects to terminate its obligations hereunder with respect to such Item of Equipment not covered by an Acceptance Certificate, Lessee shall promptly purchase from Lessor all of Lessor's rights, title and interest in such Item of Equipment for the amount Lessor has paid or become obligated to pay on account thereof, plus all other amounts owed by Lessor in respect thereof. Lessee agrees to indemnify and defend Lessor and Lessor's assignees (including any Lender who from time to time may hold a security interest in this Lease) from any claims including any demand for payment of the purchase price of such Item of Equipment by the manufacturer or seller of such Item of Equipment.

         III. RENT; COMMENCEMENT DATE: Rent for each Item of Equipment shall be as provided in the applicable Schedule. Throughout this Lease, "Rent" shall mean the periodic charge set forth in such Schedule (whether denominated Rent, Rental, Rental Payment, or otherwise), and "Supplemental Rent" shall mean all other amounts due and payable hereunder. Lessee shall pay all Rent and Supplemental Rent to Lessor at the address set forth above, or to such other person or place as Lessor from time to time may designate in writing. The first Rent payment shall be due on the Rental Payment
Commencement Date as defined in the Schedule. Interim rent, if any, specified in such Schedule shall commence on the date Lessor advances any funds to manufacturers, suppliers, vendors or others in connection with the acquisition of any Item of Equipment, shall be payable monthly in ADVANCE on the first day of each month thereafter, and shall accrue on the entire amount so advanced outstanding from time to time through and including the Lease Term Commencement Date. The Lease Term Commencement Date with respect to any schedule shall be the first day of the calendar month following the signing of the Acceptance Certificate.

         IV. DISCLAIMER OF WARRANTIES; REPRESENTATIONS AND WARRANTIES: Lessee acknowledges that Lessor is not the manufacturer of the Equipment, nor manufacturer's agent, and Lessee represents that Lessee has selected the Equipment leased hereunder based upon Lessee's judgment prior to having requested Lessor to purchase the same for leasing to Lessee, and Lessee agrees that the Equipment leased hereunder is of a design, size, fitness and capacity selected by Lessee and that Lessee is satisfied that the capacity of the same is suitable





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and fit for its intended purposes. THE EQUIPMENT IS NOT TO BE
USED, AND IS NOT BEING ACQUIRED HEREBY, FOR USE IN ANY RESPECT FOR LESSEE'S OR ANY OTHER PARTY'S PERSONAL OR FAMILY PURPOSES AND, AS SUCH, THE EQUIPMENT DOES NOT CONSTITUTE "CONSUMER GOODS" AS SUCH TERM IS DEFINED UNDER APPLICABLE LAW. LESSEE FURTHER AGREES THAT LESSOR LEASES AND LESSEE TAKES THE EQUIPMENT "AS IS" AND "WHERE IS" AND WITHOUT ANY RECOURSE TO LESSOR AND THAT LESSOR HAS NOT MADE, DOES NOT MAKE AND SHALL NOT BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED OR ARISING BY APPLICABLE LAW OR OTHERWISE, OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO, THE TITLE, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE EQUIPMENT, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, THE ABSENCE OF ANY VIOLATION OR CONFLICT WITH ANY LAW, GOVERNMENTAL REGULATION, CONTRACT OR SPECIFICATION.

Lessee specifically waives all rights to make claim against Lessor herein for breach of any warranty of any kind whatsoever and Lessor hereby assigns to Lessee all warranties, if any, received by Lessor by virtue of its interest in the Equipment. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused directly or indirectly by any Equipment leased hereunder or for the use or maintenance thereof, or for the failure of operations thereof, or for the repairs, service, or adjustment thereto, or by any delay or failure to provide any thereof, or by any interruption of service or loss of use thereof or for any loss of business or any other damage whatsoever and howsoever caused. No defect in, non-conformity or unfitness of the Equipment shall relieve Lessee of the obligation to pay Rent with respect to such Equipment, or any other obligation under this Lease to Lessor. Lessor's agreement to enter into this Lease is in reliance upon the freedom from liability or responsibility for the matters waived and disclaimed herein, and the provisions of this section have been negotiated by the Lessor and the Lessee.

         Lessee hereby represents and warrants that (a) if it is an entity other than an individual or sole proprietorship, it is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (b) the execution, delivery and performance of this Lease and all related documents have been duly authorized by all necessary action on the part of Lessee and do not and will not contravene any law, governmental rule, regulation or order binding on Lessee or, if Lessee is a corporation, trust or partnership, contravene the articles of incorporation, by-laws or other constituting documents of the Lessee or contravene the provisions of, or constitute a default under, or result in the creation of any lien, security interest or other encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or any of its property may be bound, (c) neither the execution and delivery by the Lessee of this Lease nor the consummation by the Lessee of any of the transactions contemplated hereby require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency, (d) this Lease and all related documents have been duly executed and delivered by Lessee and constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their terms, (e) there are no pending or threatened actions or proceedings before any court, governmental authority, administrative body or tribunal which, if adjudicated against Lessee, would materially adversely affect the business operations or financial condition of Lessee or the ability of Lessee to perform its obligations hereunder, (f) any information including financial information furnished to Lessor or its assignees by Lessee in connection herewith is true and correct and any balance sheet or statement of income of Lessee furnished to Lessor or its assignees by Lessee in connection herewith fairly presents the financial position of Lessee as at the date of such balance sheet and the results of operations of Lessee for the period covered by such statement of income, all in accordance with generally accepted accounting principles applied on a consistent basis, and
(g) no mortgage, deed of trust or other Lien which now covers or affects any property or interest therein of Lessee now attaches or hereafter will attach to the Equipment or any Item of the Equipment, or in any manner affects or will affect adversely Lessor's right, title and interest therein, or assignee's security interest therein, (h) for purposes of Federal, state or local income tax laws, Lessee, rather than Lessor or any assignee of Lessor, will be treated as the owner of the Equipment and all payments made by Lessee to Lessor or any assignee of Lessor will constitute returns of capital and/or payments for the use or forbearance of money and (i) if requested by Lessor, Lessee will provide an opinion of counsel and other supporting documents to the foregoing effect and with respect to such other legal matter as Lessor may request.


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         V. ACCEPTANCE OF EQUIPMENT; NONCANCELLABLE: Lessee's acceptance of any Item of Equipment shall be conclusively and irrevocably evidenced by Lessee signing the Acceptance Certificate in form approved or provided by Lessor covering such Item of Equipment and upon such acceptance, this Agreement shall be noncancellable by Lessee with respect to such Item of Equipment. If Lessee cancels or terminates this agreement prior to delivery of an Item of Equipment or fails or refuses to sign the Acceptance Certificate as to all or any part of such Item of Equipment within a reasonable time, not to exceed sixty (60) days, after such Item of Equipment has been delivered, tested and ready for use, then in such event Lessee will be deemed to have cancelled this Lease with respect to such Item of Equipment and Lessee shall automatically assume all of the Lessor's purchase obligations for such Item of Equipment and Lessee agrees to indemnify and defend Lessor and Lessor's assignees from any claims, including any demand for payment of the purchase price for such Item of Equipment by the manufacturer or seller of such Item of Equipment. In addition thereto, Lessee shall pay Lessor all of Lessor's out-of-pocket expenses relating to such Item of Equipment. Lessor may apply any advance Rent payments to sums due from Lessee under the above. NOTHING CONTAINED IN THIS PARAGRAPH SHALL BE CONSTRUED AS INCONSISTENT WITH OR DIMINISHING THE EFFECT OF THE DISCLAIMER OF WARRANTIES CONTAINED IN PARAGRAPH IV OF THIS LEASE.

          VI. SURRENDER: Unless Lessee has acquired the Equipment pursuant to paragraph VIII or XVII below, Lessee, at its expense but at Lessor's option, shall at the expiration or earlier termination of this Lease with respect to any Item of Equipment, return such Item of Equipment, properly packed and crated with freight prepaid to Lessor, or its' designated agent, at such place and by such reasonable means as may be designated by Lessor in the same repair, condition and working order as at the commencement of the term hereof with respect thereto, except for reasonable wear and tear resulting from permitted use.

         If requested by Lessor, Lessee, prior to returning any Equipment to Lessor, shall provide suitable and adequate storage space for a period not to exceed ninety (90) days at the Equipment location shown in the applicable Schedule or such location to which such Equipment may have been moved with the written consent of Lessor, during which time Lessee shall insure that Lessor will be allowed reasonable access thereto.

         VII. POSSESSION; USE; LOCATION; MAINTENANCE; INSPECTION: Lessor covenants to Lessee that as long as Lessee shall not be in default hereunder, Lessee may possess and use the Equipment in accordance with this Lease free from persons lawfully claiming by, through, or under Lessor. Lessee warrants that the Equipment will not be used or operated in violation of any law, ordinance or governmental regulation. Lessee will not make or suffer any changes, alterations, improvements or remove any parts, accessories or attachments to or from the Equipment other than in the course of routine maintenance. Lessee shall, at its sole cost, maintain the Equipment in good operating order, repair and condition, excepting normal wear and tear resulting from permitted use. Lessee shall perform maintenance on the Equipment in the manner recommended by the manufacturers of the Equipment and shall, if appropriate, maintain a service contract with the Equipment manufacturer or other company approved by Lessor, with respect to the Equipment. Lessee shall not move the Equipment from the location specified on the applicable Schedule without Lessor's prior written consent. Lessor, or its designated agent or assignee, may during normal business hours with prior notice to Lessee inspect the Equipment and the maintenance records pertaining thereto. At its expense, Lessee shall make all modifications to the Equipment which are required by law, governmental rule or regulation. Lessee will not, without the prior written consent of Lessor, affix or install any accessory, equipment, or device on any Equipment if such addition will impair the originally intended function or use of such Equipment or diminish its value or utility. All additions, repairs, parts, accessories, equipment and devices furnished or affixed to any Equipment shall become the property of Lessor except such as may be removed and which are in fact removed, without in any way damaging the Equipment or without in any way affecting or impairing the originally intended function or use of such Equipment. Lessee, without the prior consent of Lessor, shall not affix any Equipment to any real property. Lessee agrees not to abandon the Equipment to any party.

          VIII. CASUALTY OCCURRENCE: Lessee hereby assumes and shall bear all risk of any loss, theft or destruction of, or damage to, the Equipment from any cause whatsoever ("Casualty Occurrence"). No Casualty Occurrence shall relieve Lessee from its obligations under this Lease; however, the Lessee's obligation to pay Rent with respect to any item of Equipment that has suffered a Casualty Occurrence may be discharged by compliance with the terms of this
Section VIII.


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         In the event of a Casualty Occurrence to any Item of Equipment,
Lessee shall give Lessor prompt notice thereof and thereafter shall, at Lessee's cost and expense, place such Item of Equipment in good repair, condition and working order to the satisfaction of Lessor; provided that, if Lessor reasonably determines such Item of Equipment to be lost, stolen, destroyed or damaged beyond repair, then Lessee, at Lessor's option, if not in default, shall either (a) replace such Item of Equipment with like equipment in the condition required by Section VII hereof which has a fair market value at least equal to that of the replaced Item of Equipment immediately prior to the Casualty Occurrence and which will be subject to the terms and conditions hereof, and give clear title thereto by appropriate instrument to Lessor, or
(b) pay to the Lessor not later than sixty (60) days after notification by Lessor, the "Casualty Value" of such Item of Equipment as such term is defined herein. The Casualty Value of any Item of Equipment shall be equal to a total of (i) all matured but unpaid Rent and other amounts, if any, due at the time of such payment, plus (ii) the sum of unmatured Rent payments with respect to such Item of Equipment, plus (iii) the Purchase Option, if any, of said Item of Equipment less the net amount of the recovery, if any, actually received by Lessor from insurance or otherwise for such loss, theft, damage or destruction. [In the event of the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of an Item of Equipment, or the prohibition of the use of an Item of Equipment by Lessee by any governmental authority for a period in excess of 30 days, Lessee shall inform Lessor within 5 days of such event and shall pay to Lessor, in cash, the Casualty Value.] Upon payment of the Casualty Value, this Lease shall terminate with, and only with, respect to the Item of Equipment or portion thereof so paid for and Lessee shall become entitled to such paid for Item of Equipment or portion thereof AS-IS, WHERE-IS.

           IX. INSURANCE: During the Lease term of any Equipment, Lessee shall, at its expense, keep in effect an "all risk" property insurance policy covering the Equipment in an amount not less than the full replacement cost of the Equipment. In addition, Lessee shall also carry a public liability insurance policy (comprehensive general liability or other similar form of third party liability coverage acceptable to Lessor) in an amount not less than $1,000,000 combined single limit per occurrence, unless Lessor specifies otherwise. All insurance policies shall be in form and amount and with insurers reasonably acceptable to Lessor. The all risk property insurance policy shall name the Lessor and its assigns as loss payee, and the public liability insurance policy shall name the Lessor and its assigns as an additional insured. Each policy shall provide (i) for no less than thirty (30) days prior written notice of modification, cancellation or non-renewal to Lessor, (ii) that such policy shall not be invalidated as against Lessor or its assigns for any violation of any term of the policy, and (iii) that such insurance is primary insurance and any other insurance covering Lessor or its assigns shall be secondary and excess of such policy. Lessee shall pay the premiums there for and deliver to Lessor at the commencement of the Lease term of any Item of Equipment, a Certificate of Insurance, or other evidence satisfactory to Lessor, stating that coverage is in effect, provided, however, Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance shall not comply with the requirements hereof. Proceeds from any public liability insurance policy, relating to the equipment coverage, shall be made payable first on behalf of the Lessor and its assigns to the extent of their liability, if any. Lessee shall promptly notify any appropriate insurer and Lessor of each and every occurrence which may become the basis of a claim or cause of action against the insureds and provide Lessor with all data pertinent to such occurrence. The proceeds of casualty insurance, at the option of Lessor and its assigns, shall be applied toward (a) the repair or replacement of the appropriate Equipment, (b) payment of the Casualty Value thereof, or (c) the payment of any other accrued obligation of Lessee hereunder. Any excess of such proceeds remaining shall belong to Lessee.

           X. GENERAL TAX INDEMNITY: Lessee agrees to pay, and indemnify and hold Lessor, Lessor's assignees, and their respective permitted successors and assigns, harmless on an after-tax basis from, any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") howsoever imposed, whether levied or imposed upon or asserted against Lessor, assignee, Lessee, the Equipment, any Item of Equipment, or any part thereof, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Equipment, or any Item of Equipment or any part thereof, (b) the manufacture, construction, ordering, purchase, ownership, delivery, financing, leasing, releasing, possession, operation, use, maintenance, registration, titling, licensing, documentation, return, sale or other application or disposition of the Equipment, or any Item of Equipment or any part thereof, (c) the rentals, receipts or earnings arising from the Equipment or any Item of Equipment of any part thereof, (d) this Lease, any supplemental lease schedules, the Rent and/or Supplemental Rent and other payments payable by Lessee hereunder, or (e) any of the other documents executed as part of this Lease,


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and any payment made pursuant thereto or any other transaction contemplated therein; provided, however, that the foregoing indemnity shall not apply to any taxes or other impositions based upon or measured solely by Lessor's or assignee's net income which are imposed or levied by any Federal, state or local taxing authority in the United States or any taxing authority of a foreign country. Lessor or assignee (whichever is applicable) shall furnish Lessee with copies of any requests for information received by Lessor or assignee from any taxing authority relating to any tax or other imposition with respect to which the Lessee is required to indemnify hereunder, and if claim is made against Lessor or assignee for any such taxes or other impositions, with respect to which Lessee is liable for a payment or indemnity hereunder, Lessor or assignee shall give Lessee notice in writing of such claim. Lessee may, at its sole cost and expense, either in its own name or in the name of Lessor or assignee, contest the validity, applicability or amount of such tax or other imposition by (i) resisting payment thereof if practicable in the sole discretion of Lessor, (ii) not paying the same except under protest, if protest is necessary or advisable and proper, or (iii) if the payment is made by Lessee, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that such contest shall be permitted only if (A) no Event of Default has occurred and is continuing hereunder (B) only if and to the extent that such contest is being conducted in good faith, is being diligently prosecuted by Lessee by appropriate legal proceedings, and Lessor and assignee shall have determined in their sole judgment that the action to be taken in connection with such contest will not result in the sale, forfeiture or loss of, or the creation of a Lien (other than a Lessor Lien) on, the Equipment or any part thereof or title thereto or any interest of Lessor or assignee therein, (C) the amount being contested exceeds $100,000, (D) Lessee furnishes to Lessor, at Lessee's expense, a written opinion of outside tax counsel satisfactory to Lessor that there is substantial authority for such contest, and (E) Lessee agrees there shall be no appeal of any judicial decision resulting from such counsel. If Lessor or assignee shall obtain a refund of any amount paid by Lessee pursuant to this Section X, Lessor or assignee (whichever is applicable) shall pay to Lessee the amount of such refund, together with the amount of any interest actually received by Lessor or assignee on account of such refund. Lessee will promptly notify Lessor or assignee of all reports or returns required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnify hereunder, and will promptly provide Lessor or assignee with all information necessary for the making and timely filing of such reports or returns by Lessor or assignee. If Lessor or assignee requests that any such reports or returns be prepared and filed by Lessee, Lessee will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such reports or returns for signature by Lessor or assignee (whichever is applicable), and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Lessor or assignee, at least ten (10) business days in advance of the date such payment is to be made. Upon written request, Lessee shall furnish Lessor or assignee (whichever is applicable) with copies of all paid receipts or other appropriate evidence of payment of all taxes or other impositions paid by Lessee pursuant to this Section X. All of the indemnities contained in this Section X shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the lease term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, Lessor and assignee and their respective permitted successors and assigns. All payments made by the Lessee under this Section X shall be made directly to the party entitled thereto. As used herein, the term "Lien" shall mean any lien, mortgage, encumbrance, pledge, charge and security interest of any kind, and the term "Lessor Lien" shall mean a Lien arising as a result of an independent act of or claim against Lessor which (i) does not result from, or arise out of, the manufacture, purchase, ownership, financing, leasing, operation or management of the Equipment and (ii) is not a Lien that Lessee is required to remove or indemnify against.

     XI. PERFORMANCE OF OBLIGATIONS BY LESSOR: If Lessee shall fail to make any payment or perform any act or obligation required of Lessee hereunder, Lessor may, but need not, at any time thereafter make such payment or perform such act or obligation at the expense of Lessee. Any expense so incurred by Lessor shall constitute "Supplemental Rent" due hereunder and shall be payable by Lessee to Lessor upon demand. Such demand by Lessor shall not be deemed a cure or waiver of any default or release of any obligation of Lessee.

     XII. INDEMNIFICATION: Lessee agrees to indemnify, defend and hold Lessor, and its employees, officers, directors, successors and assigns (including any other Lender who from time to time may hold a security interest in this Lease) harmless from and against any and all liabilities, damages, claims, injuries, death, actions, suits, proceedings, penalties, costs and expense, including reasonable attorney's fees and costs, of whatsoever kind and nature (hereinafter "Claims") arising out of the use, condition (including, but not limited to, latent or other defects and whether or not discoverable by Lessee or Lessor), operation, acquisition, ownership or leasing of any Item of Equipment, including without limitation the manufacture, selection, purchase, delivery, acceptance, rejection, possession, return or disposition of any Item of Equipment, and including without limitation claims arising by contract


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or tort including negligence, strict liability or otherwise, regardless of where, how and by whom the Equipment was operated or any failure on the part of Lessee to perform or comply with any of its obligations under this Lease. If any Claim is made against Lessee, Lessor or any other indemnified party, the party receiving notice of such Claim shall promptly notify the other, but the failure of such person receiving notice so to notify the other shall not relieve Lessee of any obligation hereunder. This indemnity shall survive the expiration or other termination of this Lease.

         XIII. ASSIGNMENT: Without Lessor's prior written consent, Lessee shall not transfer, assign, sublease, sell or otherwise dispose of any of Lessee's interest in any Equipment or this Lease, and any attempt by Lessee to accomplish the same without Lessor's consent shall be void. Lessor, and any assignee of, or successor in interest to Lessor, may, at any time, without notice to Lessee, mortgage, grant security interests in or otherwise transfer, sell or assign all or any part of its interest in this Lease or any Equipment or any Rent or other sums due or to become due hereunder, except that the interest of any such mortgagee, transferee or assignee shall be subject to Lessee's rights of use and possession, renewal rights and purchase options, if any, hereunder so long as no Event of Default has occurred and is continuing hereunder. No assignment, sale or transfer by either party shall relieve Lessee of its obligations hereunder, for which Lessee shall at all times remain primarily liable. Lessee acknowledges that this Lease and all Rent and Supplemental Rent (except for the indemnity payments which by their terms are explicitly due to and reserved for the Lessor under this Lease and any proceeds of public liability insurance payable to Lessor hereunder) due and to become due hereunder may be assigned by Lessor to an assignee, and Lessor may grant a security interest in this Lease, the Rent and all Supplemental Rent (except for such indemnity payments which are explicitly reserved for the benefit of the Lessor) due and to become due hereunder and in the Equipment, to assignee, under a separate agreement. Lessee and Lessor agree that the Rent and all Supplemental Rent (other than such indemnity payments) payable by Lessee hereunder shall be paid directly to assignee or upon its written order. Lessee further acknowledges and agrees that (i) the rights of assignee in and to the sums payable by the Lessee under any provision of this Lease shall not be subject to any abatement, defense, set-off, counterclaim or recoupment in Lessor's title, or for any cause whatsoever, it being the intent hereof that Lessee shall be unconditionally and absolutely obligated to pay directly to assignee all of the Rent and all Supplemental Rent (except indemnity payments to Lessor, which, unless Lessor notifies Lessee to the contrary, shall remain payable directly to Lessor) payable by Lessee; (ii) Lessee's representations and warranties in this Lease shall be deemed to be made to and for the benefit of assignee as well as Lessor; and (iii) assignee shall be entitled to the benefit of all covenants and obligations to be performed by Lessee under this Lease, except Lessee's covenants and obligations relating to indemnifying Lessor. LESSEE HEREBY WAIVES AS AGAINST ANY ASSIGNEE OF LESSOR, ITS SUCCESSORS AND ASSIGNS, ANY CLAIM OR DEFENSE THAT LESSEE MAY NOW OR HEREAFTER HAVE AS AGAINST LESSOR, WHETHER FOR BREACH OF THIS LEASE, BREACH OF WARRANTY OR OTHERWISE. Lessee and Lessor acknowledges that all obligations of Lessor to Lessee under this Lease shall be and remain enforceable by the Lessee against, and only against, Lessor.

     XIV. COMPENSATION FOR LATE PAYMENTS : SUPPLEMENTAL RENT : (a) In addition to each payment of Rent that shall become due and payable hereunder or under with respect to any Equipment Schedule, on the due date thereof Lessee shall be liable for and shall pay to Lessor compensation for late payment (as defined below): provided, however to the extent such payment of Rent shall be received by Lessor in good collected indefeasible funds on the due date thereof, Lessee shall be relieved of its obligation to pay the compensation for late payment attributable to such Rent payment. With respect to each payment of Rent, the compensation for late payment shall be chargeable on the amount in arrears for each month during the period such amount remains unpaid or an appropriate pro-rated portion thereof. Such compensation shall be calculated by reference to the average return generated by the transaction during the period preceding the defaults, provided that if such compensation exceeds the highest charges of such type permitted by applicable law, then the said compensation shall be the highest such as permitted by applicable law.
(b) All sums due or to be due hereunder in addition to Rent provided for on the Schedules, shall be payable by Lessee as Supplemental Rent hereunder. Supplemental Rent shall include all sums due or to become due hereunder in addition to the Rent, including the Acquisition Cost, Casualty Value, and payments constituting indemnities, reimbursements, expenses and other charges payable pursuant to the terms thereof.

         XV. DEFAULT: The occurrence of any of the following shall constitute an Event of Default under this Lease: (a) Lessee fails to pay any Rent or other sums when due hereunder; (b) Lessee fails to maintain the required insurance with respect to any Equipment; (c) Lessee fails to perform any other covenant herein and such failure continues for twenty (20) days after written notice to Lessee specifying such failure and demanding that same be remedied;
(d) Lessee shall be in default in the payment of any other indebtedness or with respect to any obligation now or hereafter owed by Lessee to Lessor, an affiliate of Lessor or any assignee of Lessor under any other agreement or instrument; (e) Lessee files a petition in bankruptcy, or for reorganization, or for an arrangement pursuant to the U.S. Bankruptcy Code, or any similar federal or state or foreign law, or it is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors, or admits in writing to its inability to pay its debts generally as they become due, or is dissolved, or suspends payment of any of its obligations, or takes any corporate action in furtherance of any of the foregoing; (f) a petition or answer proposing the adjudication of Lessee as a bankrupt, or its reorganization under the U.S. Bankruptcy Code, or any similar federal or state or foreign law is filed in any court, and (i) Lessee shall consent to such filing, or (ii) such petition or answer is not discharged or denied within thirty (30) days after such filing; (g) a receiver, trustee or liquidator (or other similar official) is appointed for or takes possession or charge of Lessee, substantially all of its assets, or any Equipment; (h) Lessee's interest in any Equipment is levied upon or attached in any proceeding, and such process is not vacated or discharged within thirty (30) days thereafter; (i) Lessee attempts to sell, transfer, mortgage, pledge, or otherwise encumber, sublet or part with possession of any Equipment; (j) if Lessee is an individual, the death or judicial incompetence of Lessee; (k) any representation or warranty made by Lessee herein or in any document or certificate furnished by Lessee in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect at the time made; or (l) the occurrence of any event described in (d), (e), (f), (g), (j), or (k) with respect to any guarantor or other party liable for the payment or performance of this Lease or the termination or adverse modification of any instrument, agreement or document by which such guarantor or other party is liable for the obligations of Lessee hereunder.

     XVI. REMEDIES: Upon occurrence of any Event of Default, or at any time thereafter, Lessor or its assignees may exercise one or more of the following remedies: (i) declare all accrued and unpaid Rent immediately due and payable;
(ii) terminate this Lease as to any or all Items of Equipment upon written notice to Lessee, without prejudice to any other remedies hereunder; (iii) enter at any time any premises where the Equipment may be located with or without legal process and take possession thereof; (iv) proceed by appropriate action either at law or in equity to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for breach thereof; and (v) exercise any and all rights available to Lessor under applicable law upon a default by Lessee. Lessee, upon default hereunder, shall pay to Lessor
(a) as liquidated damages for the loss of the bargain and not as a penalty an amount equal to the Casualty Value of the Equipment, as defined in Section VIII above, as of the date of occurrence of the Event of Default, and (b) all costs and expenses (including reasonable attorney's fees) incurred by Lessor in connection with collecting any amounts due hereunder or enforcing any right or remedy of Lessor hereunder. If Lessor repossesses the Equipment, Lessor shall attempt to mitigate Lessee's damages as hereinafter provided. Lessor shall be entitled to attempt to sell or release (the choice being reserved to Lessor's reasonable discretion) the Equipment in a public or private transaction at which Lessor may be the purchaser and Lessor may use Lessee's premises for the foregoing without liability for Rents, cost, damages, or otherwise and if notice thereof is required by law, any notice in writing of any such sale or lease by Lessor not less than ten (10) days prior to the date thereof shall constitute reasonable notice thereof to Lessee. The proceeds of such sale or lease, if any, shall be applied first (i) to all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling or leasing the Equipment; then (ii) to the extent not previously paid by Lessee, to pay Lessor any amounts or damages (including any Casualty Value) then remaining unpaid hereunder; then (iii) to reimburse Lessee any such sums previously paid by Lessee to Lessor as damages hereunder; and (iv) any surplus shall be retained by Lessee. Lessee shall pay Lessor any deficiency retained by Lessor. Lessee shall pay Lessor any deficiency in (i) and (ii) within ten (10) days of written request for same. Lessor's remedies provided for herein shall be cumulative and in addition to any and all other remedies provided, existing or available in its favor under any other provisions of this Lease or any other agreement, at law, in equity or under statute. Lessor's remedies may be exercised concurrently or separately, and the exercise of one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure or delay on the part of Lessor in exercising any right or remedy provided hereunder shall operate as a waiver thereof. Waiver of default shall not be a waiver of any other or subsequent default. Lessee waives demand of performance and notice of sale or lease. Lessee waives notice of place of sale or lease and manner and place of any advertising.

     XVII. RETURN OF EQUIPMENT; END OF LEASE PURCHASE OPTION: Upon expiration of the term of the Lease or each Item of Equipment, as specified in the applicable Lease Schedule, or upon demand of Lessor as provided in Section XVI, Lessee, at its own expense, shall immediately return the Equipment described in such Lease Schedule in the same condition as when delivered to Lessee, ordinary wear and tear excepted, to such location as Lessor shall designate. The Equipment shall be returned free and clear of all liens, encumbrances and rights of others. The risk of loss of the Equipment shall remain with Lessee until the returned Equipment is accepted by Lessor or such other entity to whom the Equipment is returned, and Lessee shall maintain insurance on the

Equipment in accordance with Section IX until such acceptance occurs. Unless and until the Equipment is returned and accepted as herein provided, or otherwise disposed of by written agreement of Lessor and Lessee, the term of this Lease with respect to such Equipment shall continue on a month-to-month basis terminable by Lessor upon thirty (30) days advance written notice at a Rent per month equal to the highest monthly Rent for the Equipment payable during the Lease Term.

            If a purchase option is set forth in any Schedule, such option shall apply to all of Lessor's rights, title and interest in and to all but not less than all the Equipment covered by such Schedule on the Purchase Option Date designated as such on the Schedule provided that Lessee is not then in default hereunder. Lessee may exercise such option by giving Lessor written notice of same no sooner than one hundred eighty (180) days or later than ninety (90) days prior to the Purchase Option Date. When applicable, Lessee shall take title to the Equipment "AS IS, WHERE IS."

     XVIII. NOTICES: All notices required hereunder shall be in writing and shall be deemed to have been given (i) if mailed, when received or five (5) days after mailing with proper postage, whichever is earlier; (ii) if delivered, when delivered, and (iii) if telecopied, when transmitted, addressed to Lessor or Lessee, as the case may be, at their respective addresses as set forth herein or at such other address as either shall from time to time designate in writing.

     XIX. TITLE TO EQUIPMENT; LIENS: Title to all Equipment leased hereunder shall at all times remain in Lessor, and Lessee shall have no right, title or interest in the Equipment except as expressly set forth herein. Lessee, at its sole expense, will protect and defend Lessor's title to the Equipment and will keep the Equipment free from any and all claims, liens, encumbrances and legal processes of Lessee's creditors and other persons other than those claiming by and through Lessor. Lessee shall notify Lessor immediately in writing upon receipt of notice of any Lien affecting the Equipment in whole or in part. Lessor shall have the right to display notice of its ownership of the Equipment by affixing, or by requesting Lessee to affix, in which case Lessee hereby agrees to affix, an appropriate notice to each Item of Equipment in a conspicuous place and Lessee shall not obscure, deface or remove such notice. The Equipment is, and shall at all times during the term hereof remain, personal property notwithstanding that any such Equipment may now or hereinafter be affixed to realty, with or without the consent of Lessor. Lessee and Lessor acknowledge that the transactions documented hereunder shall not constitute a "Lease" or a "true lease" and instead shall constitute a "lease intended as security" or "security interest" as the case may be for purposes of applicable law (including Section 1-201 (37) of the Uniform Commercial Code.) Without limiting any provision of the Lease, (i) to secure Lessee's obligations to Lessor hereunder and under the other lease documents (both now existing and hereafter arising), Lessee hereby grants to Lessor a first priority security interest in the Equipment described in each Lease Schedule and in all Rent and Supplemental Rent due thereunder, including all proceeds of said Equipment, Rent and Supplemental Rent, and (ii) the security interest granted to Lessor in clause (i) will be throughout the Lease Term a valid, perfected first priority security interest in such Equipment pursuant to the Uniform Commercial Code and other applicable law beginning upon the earlier to occur of (1) Lessor's payment to Lessee or any supplier, as the case may be, of the total invoice cost (or any portion thereof) of such Equipment, or (2) the filing of UCCs and/or fixture filings in the office of the appropriate State and/or County recording office, naming Lessee as debtor, and Lessor as secured party, and describing the Equipment.

         XX. NET LEASE; OFFSET; SURVIVAL: This Lease is a net lease, and Lessee's obligation to pay Rent, Supplemental Rent and other sums payable by Lessee hereunder and the rights of Lessor in and to such payments shall be absolute and unconditional. Lessee shall not be entitled to any abatement or recoupment of Rent or Supplemental Rent or other payments due hereunder or any reduction thereof under any circumstances or for any reason whatsoever. Lessee hereby waives any and all existing and future claims as offsets, defenses or counterclaims against any Rent, Supplemental Rent, or other payments due hereunder and agrees to pay the Rent, Supplemental Rent, and other amounts due hereunder as and when due regardless of any offset or claim which may be asserted by Lessee or on its behalf. This Lease shall not terminate, nor the respective obligations of Lessor or Lessee be otherwise affected, nor shall Lessor have any liability whatsoever to Lessee, by reason of any failure or delay in delivery of any or all of the Equipment, any defect in or damage to or loss or destruction of any of the Equipment from whatever cause, the prohibition of Lessee's use of the Equipment, the interference with such use by any government, person or corporation, the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease, any lack of right, power or authority of Lessor or Lessee to enter into this Lease or any other cause whether similar or dissimilar to the foregoing.

     XXI. FINANCIAL STATEMENTS: Lessee will, within thirty (30) days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's, and each guarantor's, preliminary balance sheets and statements of income certified by the chief financial officer of Lessee, and within one hundred twenty (120) days of the close of each fiscal year of Lessee, deliver to Lessor audited balance sheet and audited statement of income certified to by a recognized firm of certified public accountants and by the chief financial officer of Lessee, or such guarantor, as appropriate. Lessee will deliver to Lessor, upon Lessor's request, within sixty (60) days of the close of each fiscal quarter of Lessee, copies of Lessee's and each guarantor's quarterly financial report certified to by the chief financial officer of Lessee or such guarantor, as appropriate. Lessee will deliver to the Lessor, within ten (10) days of the close of each calendar month, copies of Lessee's and each guarantor's monthly financial reports certified by the chief financial officer of Lessee or such guarantor, as appropriate.

     XXII. ADDITIONAL DOCUMENTS; FURTHER ASSURANCES: Lessee further agrees to execute or to use best efforts to obtain and deliver to Lessor, at Lessor's request, such additional documents as Lessor may reasonably deem necessary to protect Lessor's interest in the Equipment or in this Lease, including, without limitation, financing statements, landlord's waivers, and mortgagee's waivers. Lessee shall pay to Lessor upon demand as Supplemental Rent any filing fees or expenses incurred in connection with such additional documents. Further, Lessor's obligations under each Equipment Schedule, including Lessor's obligation to purchase and participate in the financing of any Equipment to be leased thereunder, are conditioned upon Lessor having received: (i) evidence as to due compliance with the insurance provisions hereof; (ii) UCCs and all other filings and recordings with respect to the transactions contemplated thereunder which are necessary or appropriate to establish, protect, perfect or give first priority to Lessor's title in the Equipment leased thereunder and (iii) the absence of any adverse material change in the financial condition of Lessee.

     XXIII. MISCELLANEOUS: This Lease executed by and between Lessor and Lessee and the applicable Schedules shall constitute the entire agreement between the parties with respect to the Equipment and the subject matter of this Lease. No term or provision of this Lease may be changed, waived, amended or terminated except by a written agreement signed by the parties, except that Lessor may insert the serial number of any Item of Equipment and the Commencement Date on the appropriate Schedule. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default whether similar in kind or otherwise. The titles of the section of this Lease are for convenience only and shall not define or limit any of the terms or provisions hereof. Time is of the essence in this Lease and all of its provisions. Except as expressly provided herein and in the applicable Schedules, no options to purchase any of the Equipment or extend the term of this Lease with respect to any Equipment have been granted or agreed to by Lessor. No information, exhibit or report furnished or to be furnished by the Lessee to the Lessor in connection with the negotiation of this Lease and the transactions contemplated hereby contains or will contain any material misstatement of fact or omits or will omit a fact necessary to make the statement contained therein not misleading when made. The Lessee is not aware of any material facts or circumstances not disclosed to the Lessor which might, if disclosed, be of material consequence in the credit evaluation of the Lessee by the Lessor. If this Lease is signed by more than one Lessee, then each Lessee shall be jointly and severally liable for all the obligations to be performed by Lessee hereunder.

     XXIV. GOVERNING LAW; JURISDICTION: THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Lessee hereby consents to the jurisdiction of any court of record of The Commonwealth of Massachusetts or of the United States District Court for the District of Massachusetts over the person of Lessee, and service of process in any action or suit brought by Lessor may be made upon Lessee by mailing a copy of the summons to the Lessee at its address indicated above or at the last address of Lessee appearing in Lessor's records. Lessee also waives (i) right to trial by jury in the event of any litigation to which Lessor and Lessee are parties commenced in respect of this Lease and whether or not other person are also parties thereto, (ii) any claim that Massachusetts or the District of Massachusetts is an inconvenient forum, and (iii) any claim against Lessor for consequential or special damages.

IN WITNESS WHEREOF, the parties hereto have executed these presents to be effective as of the day and year first above written.

LESSOR:                                    LESSEE:
Aberlyn Capital Management                 RHOMED INCORPORATED
Limited Partnership
By  Its: General Partner
Aberlyn Capital Management Company, Inc.


By:  /s/ Douglas R. Brian                  By:  /s/ Stephen A. Slusher
    ----------------------------              ----------------------------

Name: Douglas R. Brian                     Name: Stephen A. Slusher
    ----------------------------              ----------------------------

Title: President                           Title: Vice President
    ----------------------------              ----------------------------





















State of New Mexico

County of Bornalillo


     On this 16 day of November, 1994, before me personally appeared Stephen A. Slusher, to me known, who, being duly sworn did depose and say that he is the Vice President of RhoMed Incorporated, the corporation described in and which executed the foregoing instrument.


                   Notary Public /s/ Connie J. Jefferson  SEAL

                            REGISTERED MASTER LEASE


THIS LEASE IS A REGISTERED MASTER LEASE. BOOKS FOR THE REGISTRY OF THIS MASTER LEASE AGREEMENT ARE KEPT AT THE OFFICE OF THE LESSEE. NO TRANSFER OF THIS MASTER LEASE AGREEMENT SHALL BE VALID UNLESS MADE ON THE LESSEE'S BOOKS AT THE OFFICE OF THE LESSEE, BY THE REGISTERED HOLDER OF THIS MASTER LEASE AGREEMENT IN PERSON OR BY OFFICER OF THE REGISTERED HOLDER IN WRITING, AND SIMILARLY NOTED ON THIS MASTER LEASE AGREEMENT FORM BELOW.






  DATE OF              IN WHOSE              ADDRESS             SIGNING
REGISTRATION        NAME REGISTERED        OF HOLDER            OFFICER
- ------------        ---------------        ---------            -------

                   Aberlyn Capital      1000 Winter Street
                   Management Limited   Suite 1100
11/13/94           Partnership          Waltham, MA 02154  /s/ Douglas R. Brian
- -----------------                                            -----------------

- -----------------    -----------------    -----------------  -----------------

- -----------------    -----------------    -----------------  -----------------

- -----------------    -----------------    -----------------  -----------------